SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the State Street Corporation 2008 Annual Meeting of Shareholders to be held on April 30, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxyvote.com.

To view this material, you must have the 12-digit Control #(s) available.

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy.

Please make your request for a copy as instructed below on or before April 10, 2008 to facilitate timely delivery.

To request material:       Internet: www.proxyvote.com       Telephone: 1-800-579-1639      **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

STATE STREET CORPORATION

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2008. Have your notice in hand when you access the web site and follow the instructions.

To request a printed copy of the proxy statement, annual report and form of proxy relating to our future shareholder meetings, visit www.proxyvote.com, telephone 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 12-digit Control number described above.

PAGE A (OF DUPLEX A/B)

Meeting Location

The Annual Meeting for holders as of March 7, 2008

is to be held on April 30, 2008 at 10:00 a.m. Eastern Time

at:    State Street Corporation

One Lincoln Street

36th Floor

Boston, MA 02111

Directions to the meeting:

From the North:

Take Expressway (I-93) South to exit 23 (High Street). Follow the exit ramp, look for the Congress Street sign and bear left. Turn right onto Lincoln Street. Turn left onto Bedford Street. Take first left onto Kingston Street. One Lincoln Street garage entrance is on the left.

From the South:

Take Expressway (I-93) North to exit 20 (South Station). Follow signs to Downtown, South Station and Chinatown. Turn left onto Kneeland Street towards Chinatown. Turn right onto Lincoln Street. Follow Lincoln Street through the major intersection at the lights. Turn left onto Bedford Street. Take first left onto Kingston Street. One Lincoln Street garage entrance is on the left.

From the West:

Take Mass Turnpike (I-90) to the exit 24A (South Station). Turn left onto Kneeland Street towards Chinatown. Turn right onto Lincoln Street. Follow Lincoln Street through the major intersection at the lights. Turn left onto Bedford Street. Take first left onto Kingston Street. One Lincoln Street garage entrance is on the left.

Via Massachusetts Bay Transportation Authority:

Take the MBTA Red Line train to the South Station MBTA stop. Exit the train station and walk across Atlantic Avenue (towards Summer Street and Federal Street). Follow Summer Street to Lincoln Street.

Voting items The Board of Directors recommends a vote in favor of Items 1 & 2 and against the shareholder proposal (Item 3).
Item 1- To elect 13 Directors
Nominees for Director:
(01) K. Burnes	(08) R. Logue
(02) P. Coym	(09) M. Miskovic
(03) N. Darehshori	(10) R. Sergel
(04) A. Fawcett	(11) R. Skates
(05) D. Gruber	(12) G. Summe
(06) L. Hill	(13) R. Weissman
(07) C. LaMantia
Item 2- To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2008.
Item 3- To vote on a shareholder proposal relating to restrictions in services performed by State Street’s independent registered public accounting firm.

             To act upon such other business as may properly come before the meeting and any adjournments thereof. See the “Other Matters” section of the proxy statement regarding a potential shareholder proposal to amend State Street’s by-laws.

	02 0000000000 999999999999
NAME

THE COMPANY NAME INC. - COMMON		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345